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                                                                    EXHIBIT 10.1

                               PURCHASE AGREEMENT



         PURCHASE AGREEMENT, dated and effective as of the 1st day of October, 2000 (this "Agreement"), by and between Horseshoe Gaming Holding Corp., a Delaware company ("Horseshoe"), and Patrick Savin ("Seller").


                                    RECITALS:

         Horseshoe is a casino owner/operator with its principal office in Joliet, Illinois.

         Seller is the current owner of 113.416282 shares of Horseshoe (the "Shares").

         Horseshoe and Seller have agreed that the fair market value of the Shares is THREE MILLION SIX HUNDRED FIFTEEN THOUSAND, SIX HUNDRED AND FORTY NINE DOLLARS ($3,615,649.00).

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

         1. Subject to the terms and conditions set forth herein, Seller agrees to sell, transfer, convey, assign and deliver to Horseshoe, and Horseshoe agrees to purchase, acquire and accept from Seller, the Shares, at the price of $3,615,649.00 (the "Purchase Price"), payable by a promissory note of Horseshoe, which is attached hereto (the "Promissory Note").

         2. Seller hereby unconditionally releases and discharges Horseshoe from any and all claims, known or unknown, directly or indirectly related to or in any way connected with Seller's ownership of Horseshoe and any and all agreements in any way connected with or related thereto other than this Agreement and the Promissory Note. Seller acknowledges and agrees that following the consummation of the transaction contemplated by this Agreement, Seller shall have no equity ownership or any other interest in Horseshoe or any of its affiliates or subsidiaries nor will Seller have rights of any kind to acquire any shares in Horseshoe or any of its affiliates or subsidiaries; the only rights Seller shall have will be to enforce the terms of the Promissory Note.

         3. Seller represents and warrants that Seller is the lawful record and beneficial owner of the Shares, free and clear of any liens, claims, encumbrances, marital property rights, security agreements, equities, options, charges or restrictions of any kind.

         4. If: (a) prior to October 1, 2001, there is a merger or consolidation of Horseshoe with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all assets of Horseshoe, on a consolidated basis in one transaction or a series of related transactions, if immediately after giving effect to such transaction or transactions, any person or

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group (excluding any group in which Jack B. Binion, Phyllis Cope, Peri Cope
Howard or any affiliate of such persons ("Excluded Persons") beneficially owns in the aggregate at least seventy-five percent (75%) of the equity and voting interests beneficially owned by the group) is or becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the total voting power of equity interests of the surviving or transferee person; provided, however, that such merger, consolidation, sale, transfer or conveyance shall not be deemed to have occurred if (A) Excluded Persons beneficially own, in the aggregate, at such time, (x) forty percent (40%) or more of the total voting power of equity interests of the surviving or transferee person and (y) a greater percentage of the total voting power of equity interests of the surviving or transferee person than such other person or group or (B) after giving effect to such transaction, Excluded Persons (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election of, a majority of the members of the Board of Directors of the Company; and (b) Horseshoe or the beneficial owners of Horseshoe receive equity value in consideration for such merger, consolidation, sale, transfer or conveyance (the "Equity Value") which is in excess of $750,000,000; then in respect of the Equity Value of Horseshoe which is in excess of $750,000,000, an amount equal to the product of (i) 0.482087% and (ii) the difference between $750,000,000 and the Equity Value, shall be added to the outstanding principal of the Promissory Note.

         5. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and may be amended only by a writing signed by each party hereto.

         6. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         7. This Agreement and the rights and obligations of the Company and the Seller hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles.

         8. This Agreement is subject to the required approval of the Mississippi gaming authorities. The transfer of the Shares hereunder and the payment of the Purchase Price as consideration therefore shall not occur unless and until the Mississippi gaming authorities have approved this transaction as evidenced by this agreement.

         9. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

         10. Horseshoe, on the one hand, and Seller, on the other hand, shall pay their respective fees and expenses incurred by them in connection with the transaction contemplated herein.

         11. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms and provisions of this Agreement in any other jurisdiction.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                     HORSESHOE GAMING HOLDING CORP.



                                     By: /s/ Kirk C. Saylor
                                         ---------------------------------------
                                         Kirk C. Saylor, Chief Financial Officer



                                     SELLER


                                         /s/ Patrick Savin
                                         ---------------------------------------
                                         Patrick Savin



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